Exhibit 99.1
Quanex Announces When-Issued Trading of Spin-Off Company
Houston, Texas, April 14, 2008 — Quanex Corporation (NYSE:NX), an industry-leading manufacturer of value-added engineered materials and components for the vehicular products and building products markets, announced today that shares of its spin-off company, Quanex Building Products Corporation, began trading on a when-issued basis today. The shares are traded on the NYSE under the symbol NX WI and are expected to begin trading regular way under the symbol NX on April 24, 2008.
Statements that use the words “expect,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s most recent 10-K filing (December 14, 2007) under the Securities Exchange Act of 1934, in particular the section titled, “Private Securities Litigation Reform Act” contained therein.
This press release may be deemed to be soliciting material relating to the proposed merger transaction between Quanex Corporation and a wholly owned subsidiary of Gerdau S.A. In connection with the proposed merger, Quanex has filed a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors and securities holders of Quanex are urged to read the proxy statement because that document contains important information about the proposed merger. The definitive proxy statement has been mailed to Quanex stockholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC’s website at www.sec.gov. Copies of such documents may also be obtained free of charge from Quanex’s website at www.quanex.com.
Financial Contact: Jeff Galow, 713/877-5327
Media Contact: Valerie Calvert, 713/877-5305
For additional information, visit the Company’s website at www.quanex.com.
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